Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65049) pertaining to the Hardinge Inc. Savings Plan of our report dated January 22, 1999, with respect to the consolidated financial statements of Hardinge Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


Syracuse, New York                                      /s/Ernst & Young LLP
March 10, 1999